Exhibit 99.3

155 EAST TROPICANA CLARIFIES CONFERENCE CALL REMARKS

Las Vegas, NV – April 4, 2006 – 155 East Tropicana, LLC (the “Company”) announced that on April 3, 2006, it conducted an earnings conference call and webcast available to all interested parties. The conference call and webcast were announced in press releases issued on March 28, 2006 and April 3, 2006.

The Company wishes to clarify that, as indicated during the conference call, management will not provide projections or guidance for the results of its 2006 or 2007 fiscal years; and nothing stated by Company representatives in response to questions posed during the conference call should be construed as such. While the Company does not provide financial guidance, based on results to date, management believes that current cash and restricted cash balances, operating cash flow and available credit line will provide the Company with sufficient resources to meet its existing debt obligations and current planned capital expenditure requirements.

About 155 East Tropicana, LLC

155 East Tropicana, LLC owns the Hooters Casino Hotel in Las Vegas, Nevada. The property is located one-half block from the intersection of Tropicana Avenue and Las Vegas Boulevard, a major intersection on the Las Vegas Strip. The Hooters Casino Hotel features 696 hotel rooms and an approximately 29,000 square-foot casino. Additional information about the Company can be found at www.hooterscasinohotel.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Unites States Private Securities Litigation Reform Act of 1995. Actual results in future periods may differ materially from forward-looking statements made today because of a number of risks and uncertainties, including, but not limited to, risks relating to the implementation of the Company’s business and marketing strategies; the Company’s short operating history; its dependence on one gaming site; changes in and challenges to gaming laws and regulations; competition; and changes in federal or state tax laws. Additional information about factors that could affect the Company’s business is set forth in SEC filings.

Contact:

Michael Hessling

(702) 597-6076

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